May 16, 2007

Woodmen of the World

Ms. Melissa Swing

Mutual of Omaha Plaza

Omaha, Nebraska 68102

Re:

Participation Agreement among Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV, Fidelity Distributors Corporation (the “Underwriter”) and Insurance Company (the “Company”), dated September 18, 2006, as amended (the “Participation Agreement’’)

Dear Ms. Swing:

The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the “Current Funds”) are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the “Affected Portfolios”) for administrative purposes_ In connection with this reorganization, the Affected Portfolios will be moved into corresponding “shell” portfolios of a new Variable Insurance Products Fund V (“Fund V”). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund Vas a “Fund” party under the terms of the Participation Agreement (the “Amendment”) and (2) the assignment of all of the Current Funds’ rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the “Assignment”) The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.

Your signature below will indicate the Company’s consent to the Amendment and Assignment of the Participation Agreement as set forth above) to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the

Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

Very truly yours,

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ William Loehning
Name: William Loehning
Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By:	/s/ Kimberley Monasterio
Name: Kimberley Monasterio
Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of the Participation Agreement as of this 28 day of June 2007:

WOODMEN OF THE WORLD

By:	/s/ Joseph F. Wreschnig
Name:
Title:

Please keep one copy and return the other to: Sharon Salter Director, Contracts Management Fidelity Investments 100 Salem Street, O2N Smithfield RI 02917

EXHIBIT A

AFFECTED PORTFOLIOS	FUND V PORTFOLIOS

Variable Insurance Products Fund	Variable Insurance Products Fund V

Money Market Portfolio Variable insurance Products Fund II	Money Market Portfolio

Asset Manager Portfolio Asset Manager: Growth Portfolio Investment Grade Bond Portfolio Variable Insurance Prod11cts Fund IV	Asset Manager Portfolio Asset Manager: Growth Portfolio Investment Grade Bond Portfolio

Freedom Income Portfolio

Freedom 2005 Portfolio

Freedom 2010 Portfolio

Freedom 2015 Portfolio

Freedom 2020 Portfolio

Freedom 2025 Portfolio

Freedom 2030 Portfolio

FundsManager 20% Portfolio

FundsManager 50% Portfolio

FundsManager 70% Port.folio

FundsMana9er 85% Portfolio

Strategic Income Portfolio

Freedom Income Portfolio

Freedom 2005 Portfolio

Freedom 2010 Portfolio

Freedom 2015 Portfolio

Freedom 2020 Portfolio

Freedom 2025 Portfolio

Freedom 2030 Portfolio

FundsManager 20% Portfolio

FundsManager 50% Port.folio

FundsManager 70% Portfolio

FundsManager 85% Portfolio

Strategic Income Portfolio